Exhibit 5.1

April 22, 2025

SUNation Energy, Inc.

171 Remington Boulevard

Ronkonkoma, NY 11779

Ladies and Gentlemen:

We have acted as counsel to SUNation Energy, Inc., a Delaware corporation (the “Company”), in connection with the Company’s proposed issuance and sale of the following securities of the Company (the “Offered Securities”) having an aggregate initial offering price of up to $100,000,000: (i) shares of common stock, $0.05 par value per share (“Common Stock”); (ii) shares of preferred stock, $1.00 par value per share (“Preferred Stock”), in one or more classes or series; (iii) one or more series of senior debt securities (“Senior Debt Securities”); (iv) one or more series of subordinated debt securities (“Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (v) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (collectively, “Warrants”); (vi) units, consisting of Common Stock, Preferred Stock, Debt Securities, Purchase Contracts (as defined below), Warrants or Rights (as defined below) in any combination (the “Units”); (vii) purchase contracts for the purchase of Common Stock or other securities (the “Purchase Contracts”); and (viii) rights to purchase shares of Common Stock (“Rights”). The Offered Securities may be offered separately or together with other Offered Securities, in one or more series, and in amounts, at prices and on terms to be set forth in the prospectus and one or more supplements thereto constituting a part of the Company’s Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 22, 2025 (the “Registration Statement”). We understand that the Offered Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”), and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”).

As counsel to the Company in connection with the proposed potential issuance and sale of the Offered Securities, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”): (i) the Registration Statement, a draft of the prospectuses contained in the Registration Statement, exhibits to the Registration Statement and documents incorporated by reference therein, (ii) the Company’s Amended and Restated Certificate of Incorporation and Bylaws, each as currently in effect, and (iii) the proceedings and actions taken by the Board of Directors of the Company (or a duly authorized committee thereof) to authorize and approve the issuance and sale of the Offered Securities, the Registration Statement and the Prospectus (the “Resolutions”). We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinions set forth below.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so, and that each of the parties executing any of the Documents have duly and validly done so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

Australia | Canada | China | Colombia | France | Germany | Israel | Morocco

South Korea | United Arab Emirates | United Kingdom | United States

4. The Company will offer and sell the Offered Securities in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the prospectus supplement filed therewith;.

5. The Registration Statement and any amendments relating thereto shall have become effective under the Securities Act and will continue to be effective.

Our opinions expressed herein are limited to U.S. federal law and the General Corporation Law of the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1. With respect to the shares of Common Stock, including shares of Common Stock issuable in exchange for or upon conversion of Preferred Stock or Debt Securities or upon the exercise of Warrants or Rights or pursuant to Purchase Contracts or issued as a component of Units (the “Offered Common Stock”) when (i) a prospectus supplement and any other offering material with respect to the Offered Common Stock have been filed with the Commission in compliance with the Securities Act, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the issuance of the Offered Common Stock, (iv) the Offered Common Stock has been issued by the Company against payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action, (v) in the case of Common Stock issuable in exchange for or upon conversion of Preferred Stock or Debt Securities or upon the exercise of Warrants or Rights or pursuant to Purchase Contracts or issued as a component of Units, the actions in respect of such Preferred Stock, Debt Securities, Warrants, Rights, Purchase Contracts or Units referred to in paragraphs 2, 3, 4, 5, 6, 7 or 8 hereof (as the case may be) have been completed, and (vi) unless issued without certificates, certificates representing the Offered Common Stock have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof or other persons entitled thereto (or in the case of shares of Offered Common Stock issued without certificates, the due registration of issuance and constructive delivery through book entry of such shares), then, upon the happening of such events, such Offered Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the shares of any series of Preferred Stock, including shares of Preferred Stock issuable in exchange for or upon conversion of Debt Securities or upon the exercise of Warrants or pursuant to Purchase Contracts or issued as a component of Units (the “Offered Preferred Stock”), when (i) a prospectus supplement and any other offering material with respect to the Offered Preferred Stock have been filed with the Commission in compliance with the Securities Act, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the issuance of the Offered Preferred Stock, to fix the terms thereof, and to authorize the execution and filing with the Secretary of State of the State of Delaware of a Certificate of Designation relating thereto (the “Certificate of Designation”), (iv) such Certificate of Designation has been executed by duly authorized officers of the Company and so filed by the Company in accordance with the laws of the State of Delaware, (v) the Offered Preferred Stock with terms so fixed has been issued by the Company against payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action, (vi) in the case of Preferred Stock issuable in exchange for or upon conversion of Debt Securities or upon the exercise of Warrants or pursuant to Purchase Contracts or issued as a component of Units, the actions in respect of such Debt Securities, Warrants, Purchase Contracts or Units referred to in paragraph 3, 4, 5, 7 or 8 hereof (as the case may be) have been completed, and (vii) unless issued without certificates, certificates representing the Offered Preferred Stock have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof or other persons entitled thereto (or in the case of shares of Offered Preferred Stock issued without certificates, the due registration of issuance and constructive delivery through book entry of such shares), then, upon the happening of such events, such Offered Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to any series of Senior Debt Securities, including Senior Debt Securities issuable upon the exercise of Warrants or pursuant to Purchase Contracts or issued as a component of Units, when (i) a prospectus supplement and any other offering material with respect to such series of Senior Debt Securities have been filed with the Commission in compliance with the Securities Act, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the issuance and terms of such series of Senior Debt Securities and related matters and to authorize the execution and delivery of the senior indenture and a supplement to the senior indenture with respect to such series of Senior Debt Securities, (iv) the senior indenture and a supplement to the senior indenture with respect to such series of Senior Debt Securities have been duly executed and delivered by the Company and the trustee, (v) such Senior Debt Securities have been duly executed and authenticated in accordance with the provisions of the senior indenture, as supplemented, and duly delivered to the purchasers thereof or other persons entitled thereto upon payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action, and (vi) in the case of Senior Debt Securities issuable upon the exercise of Warrants or pursuant to Purchase Contracts or issued as a component of Units, the actions in respect of such Warrants, Purchase Contracts or Units referred to in paragraph 5, 7 or 8 hereof (as the case may be) have been completed, then, upon the happening of such events, such Senior Debt Securities will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4. With respect to any series of Subordinated Debt Securities, including Subordinated Debt Securities issuable upon the exercise of Warrants or pursuant to Purchase Contracts or issued as a component of Units, when (i) a prospectus supplement and any other offering material with respect to such series of Subordinated Debt Securities have been filed with the Commission in compliance with the Securities Act, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the issuance and terms of such series of Subordinated Debt Securities and related matters and to authorize the execution and delivery of the subordinated indenture and a supplement to the subordinated indenture with respect to such series of Subordinated Debt Securities, (iv) the subordinated indenture and a supplement to the subordinated indenture with respect to such series of Subordinated Debt Securities have been duly executed and delivered by the Company and the trustee, (v) such Subordinated Debt Securities have been duly executed and authenticated in accordance with the provisions of the subordinated indenture, as supplemented, and duly delivered to the purchasers thereof or other persons entitled thereto upon payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action, and (vi) in the case of Subordinated Debt Securities issuable upon the exercise of Warrants or pursuant to Purchase Contracts or issued as a component of Units, the actions in respect of such Warrants, Purchase Contracts or Units referred to in paragraph 5, 7 or 8 hereof (as the case may be) have been completed, then, upon the happening of such events, such Subordinated Debt Securities will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

5. With respect to any Warrants, including Warrants issued as a component of Units, when (i) a prospectus supplement and any other offering material with respect to such Warrants have been filed with the Commission in compliance with the Securities Act, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant agreement (including, if applicable, a form of certificate evidencing such Warrants) and the issuance of such Warrants, (iv) the Warrant agreement has been duly executed and delivered by the Company and the warrant agent, (v) if applicable, certificates evidencing the Warrants with such terms are duly executed, attested, issued and delivered pursuant to such Warrant agreement, (vi) the agreed-upon consideration therefor has been paid in accordance with the applicable Warrant agreement and any other relevant agreements and such corporate action, and (vii) in the case of Warrants issued as a component of Units, the actions in respect of such Units referred to in paragraph 7 hereof have been completed, then, upon the happening of such events, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

6. With respect to any Rights, including Rights issued as a component of Units, when (i) a prospectus supplement and any other offering material with respect to such Rights have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Rights agreement (including, if applicable, a form of certificate evidencing such Rights) and the issuance of such Rights, (iv) the Rights agreement has been duly executed and delivered by the Company and the rights agent, (v) if applicable, certificates evidencing the Rights with such terms are duly executed, attested, issued and delivered pursuant to the Rights agreement, (vi) the agreed-upon consideration therefor has been paid in accordance with the applicable Rights agreement and any other relevant agreements and such corporate action, and (vii) in the case of Rights issued as a component of Units, the actions in respect of such Units referred to in paragraph 7 hereof have been completed, then, upon the happening of such events, such Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

7. With respect to any Units, when (i) a prospectus supplement and any other offering material with respect to such Units have been filed with the Commission in compliance with the Securities Act, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Unit agreement (including, if applicable, a form of certificate evidencing such Units) and the issuance of such Units, (iv) the Unit agreement has been duly executed and delivered by the Company and the unit agent, (v) if applicable, certificates evidencing the Units with such terms are duly executed, attested, issued and delivered pursuant to the Unit agreement, (vi) the agreed-upon consideration therefor has been paid in accordance with the applicable Unit agreement and any other relevant agreements and such corporate action, and (vii) the actions in respect of any Common Stock, Preferred Stock, Debt Securities, Warrants, Rights and/or Purchase Contracts comprising such Units referred to in paragraphs 1, 2, 3, 4, 5, 6 and/or 8 hereof (as the case may be) have been completed, then, upon the happening of such events, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

8. With respect to any Purchase Contracts, including Purchase Contracts issued as a component of Units, when (i) a prospectus supplement and any other offering material with respect to such Purchase Contracts have been filed with the Commission in compliance with the Securities Act, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Purchase Contract agreement (including, if applicable, a form of certificate evidencing such Purchase Contracts) and the issuance of such Purchase Contracts, (iv) the Purchase Contract agreement has been duly executed and delivered by the Company and the purchase contract agent, (v) if applicable, certificates evidencing the Purchase Contracts with such terms are duly executed, attested, issued and delivered pursuant to the Purchase Contract agreement, (vi) the agreed-upon consideration therefor has been paid in accordance with the applicable Purchase Contract agreement and any other relevant agreements and such corporate action, and (vii) in the case of Purchase Contracts issued as a component of Units, the actions in respect of such Units referred to in paragraph 7 hereof have been completed, then, upon the happening of such events, such Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very Truly Yours,

By:	/s/ Rimon P.C.
RIMON P.C.

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